Exhibit 21

SUBSIDIARIES OF THE COMPANY

Direct subsidiaries of CECO Environmental Corp.

CECO Group, Inc., a Delaware corporation

Flextor Inc., a Quebec company

CECO Group Global Holdings LLC, a Delaware limited liability company

Direct subsidiaries of CECO Group, Inc.

Adwest Technologies, Inc., a California corporation

CECO Filters, Inc., a Delaware corporation

CECO Abatement Systems, Inc., a Delaware corporation

H.M. White, Inc. (f/k/a CECO Energy, Inc.), a Delaware corporation

CECOaire, Inc., a Delaware corporation

The Kirk & Blum Manufacturing Company, an Ohio corporation

Effox, Inc., a Delaware corporation

GMD Environmental Technologies, Inc., a Delaware corporation (f/k/a GMD Acquisition Corp.)

Fisher-Klosterman, Inc., a Delaware corporation (f/k/a FKI Acquisition Corp.)

CECO Mexico Holdings LLC, a Delaware limited liability company

Direct subsidiaries of CECO Filters, Inc.

CECO India Pvt. Ltd., an Indian company (f/k/a CECO Filters India Pvt. Ltd.)

New Busch Co., Inc., a Delaware corporation

Direct subsidiaries of Fisher-Klosterman, Inc.

FKI, LLC, a Delaware limited liability company

Fisher-Klosterman-Buell Shanghai Co., Ltd., a China company (f/k/a Kentucky Fabrication (Shanghai Co., Ltd.))

AVC, Inc., a Delaware corporation

Direct subsidiaries of H.M. White, Inc.

CECO Environmental Mexico S. de R.L. de C.V., a Monterrey, Mexico company

CECO Environmental Services S. de R.L. de C.V., a Monterrey, Mexico company

Direct subsidiaries of Flextor Inc.

Flextor Chile S.A., a Chile company

Flextor do Brasil Importacao e Exportacao Ltda., a Brazil company

Direct subsidiaries of CECO Group Global Holdings LLC

CECO Environmental Netherlands B.V., a Netherlands company

Direct subsidiaries of CECO Environmental Netherlands B.V.

ATA Beheer B.V., a Netherlands company

Direct subsidiaries of ATA Beheer B.V.

Aarding Thermal Acoustics B.V., a Netherlands company

Aarding Thermal Acoustics USA, Inc., a Delaware company

Direct subsidiaries of ATA Beheer B.V. and Aarding Thermal Acoustics B.V.

Aarding do Brasil Fornecimento de Produtos Termo-Acusticos Equipamentos Ltda., a Brasil company

Direct subsidiaries of Met-Pro Technologies LLC

Mefiag B.V., a Netherlands company

Met-Pro Product Recovery/Pollution Control Technologies Inc., a Canada company

Strobic Air Corporation, a Delaware company

MPC Inc., a Delaware company

Met-Pro Industrial Services Inc., a Pennsylvania company

Bio-Reaction Industries, a Delaware company

Mefiag (Guangzhou) Filter Systems Ltd., a China company

Met-Pro (Hong Kong) Company Limited, a Hong Long Company

Met-Pro Holdings LLC, a Delaware company

Met-Pro Chile Limitada, a Chile company